UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 3, 2011
PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 507-1300
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously reported, on March 28, 2011, a subsidiary of Pebblebrook Hotel Trust (the “Company”) entered into an agreement to acquire the 235-room W Boston for $89.5 million from SW Boston Hotel Venture, LLC, an unaffiliated third party. At the time of entering into the agreement, the acquisition was subject to approval by a bankruptcy court, as well as customary closing requirements and conditions. On May 24, 2011, the bankruptcy court approved the acquisition. The Company expects to fund the purchase price entirely with available cash. The Company currently anticipates this transaction will close by June 30, 2011, however, because the acquisition remains subject to customary closing requirements and conditions, the Company can give no assurance that the transaction will be consummated during that time period or at all. This Current Report on Form 8-K includes the historical financial statements and pro forma financial information that will be required by Items 9.01(a) and (b) if the acquisition is consummated.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
W Boston — probable acquisition
     Independent Auditors’ Report
     Balance Sheets as of March 31, 2011 (unaudited) and December 31, 2010 and 2009
Statements of Operations for the three months ended March 31, 2011 and 2010 (unaudited), year ended December 31, 2010 and period from October 29, 2009 (commencement of operations) through December 31, 2009
Statements of Owner’s Equity in Hotel for the three months ended March 31, 2011 (unaudited), year ended December 31, 2010 and period from October 29, 2009(commencement of operations) through December 31, 2009
Statements of Cash Flows for the three months ended March 31, 2011 and 2010 (unaudited), year ended December 31, 2010 and period from October 29, 2009(commencement of operations) through December 31, 2009
     Notes to Financial Statements
(b) Pro forma financial information.
Pebblebrook Hotel Trust
     Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2011.
     Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2011.
     Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010.
(d) Exhibits

Exhibit
Number	Exhibit Description
23.1	Consent of KPMG, LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST
June 3, 2011	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
23.1	Consent of KPMG, LLP.

Independent Auditors’ Report
The Manager
The W Boston Hotel:
We have audited the accompanying balance sheets of the W Boston Hotel (the Hotel) as of December 31, 2010 and 2009, and the related statements of operations, owner’s equity in Hotel, and cash flows for the year ended December 31, 2010 and for the period from October 29, 2009 (commencement of operations) through December 31, 2009. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the W Boston Hotel as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the year ended December 31, 2010 and the period from October 29, 2009 (commencement of operations) through December 31, 2009 in conformity with U.S. generally accepted accounting principles.
The accompanying financial statements have been prepared assuming that the W Boston Hotel will continue as a going concern. As discussed in Note 2 to the financial statements, the Hotel is collateral for a construction loan with a maturity date of January 15, 2011. The project developer defaulted on certain provisions of the construction loan, and on April 28, 2010, the project developer and certain of its affiliates filed for voluntary bankruptcy. The loan maturity and uncertainty surrounding the bankruptcy proceedings raise substantial doubt about the Hotel’s ability to continue as a going concern. The financial statements do not include any adjustments that might results from the outcome of these uncertainties.
/s/ KPMG, LLP
McLean, Virginia
May 26, 2011

W Boston Hotel
Balance Sheets

	March 31, 2011	December 31,	December 31,
	(Unaudited)	2010	2009
Assets
Cash and cash equivalents	$1,218,079	$1,292,695	$1,049,362
Restricted cash	525,913	448,455	22,832
Accounts receivable	1,115,440	759,073	281,482
Prepaid expenses	202,234	153,868	41,048
Inventory and other assets	288,279	320,996	212,578
Hotel real estate:
Land	1,948,929	1,948,929	2,454,000
Building and improvements	86,117,442	85,859,312	109,741,111
Furniture, fixtures, and equipment	6,465,308	6,397,158	8,320,530

	94,531,679	94,205,399	120,515,641

Accumulated depreciation	(5,620,182)	(4,705,399)	(718,958)

Total hotel real estate, net	88,911,497	89,500,000	119,796,683

Total assets	$92,261,442	$92,475,087	$121,403,985

Liabilities and Owner’s Equity in Hotel
Liabilities:
Accounts payable	$590,663	$671,573	$408,365
Accrued expenses	1,754,074	1,705,921	887,335
Advance deposits	318,622	97,031	119,368

Total liabilities	2,663,359	2,474,525	1,415,068

Commitments and contingencies (see note 3)

Owner’s equity in hotel	89,598,083	90,000,562	119,988,917

Total liabilities and owner’s equity in hotel	$92,261,442	$92,475,087	$121,403,985

See accompanying notes to financial statements.

W Boston Hotel
Statements of Operations

				Period from
				October 29, 2009
				(commencement
				of operations)
			Year ended	through
	Three Months Ended March 31,		December 31,	December 31,
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)
Revenue:
Room	$3,436,133	$2,279,178	$15,719,121	$1,418,579
Food and beverage	2,090,284	2,210,083	9,635,943	1,702,429
Other	821,899	283,241	2,002,328	198,998

Total revenues	6,348,316	4,772,502	27,357,392	3,320,006

Operating expenses:
Room	942,340	778,622	3,972,346	479,113
Food and beverage	1,943,202	2,126,019	8,437,243	1,556,390
General and administrative	674,993	578,857	2,694,060	437,568
Sales and marketing	577,518	419,986	2,212,981	322,964
Repairs and maintenance	255,146	167,377	802,757	107,734
Utilities	264,790	224,705	991,147	208,735
Management fees	295,149	260,436	1,368,864	171,317
Property taxes and insurance	429,455	266,502	983,115	82,470
Depreciation	914,783	1,078,437	3,986,441	718,958
Impairment of hotel real estate	—	—	30,729,842	—
Other	702,771	224,494	1,735,195	190,962

Total operating expenses	7,000,147	6,125,435	57,913,991	4,276,211

Net loss	$(651,831)	$(1,352,933)	$(30,556,599)	$(956,205)

See accompanying notes to financial statements.

W Boston Hotel
Statement of Owner’s Equity in Hotel

Balance at October 29, 2009	$119,014,000
Net loss	(956,205)
Hotel owner contributions, net	1,931,122

Balance at December 31, 2009	119,988,917
Net loss	(30,556,599)
Hotel owner contributions, net	568,244

Balance at December 31, 2010	90,000,562
Net loss (unaudited)	(651,831)
Hotel owner contributions, net (unaudited)	249,352

Balance at March 31, 2011 (unaudited)	$89,598,083

See accompanying notes to financial statements.

W Boston Hotel
Statements of Cash Flows

				Period from
				October 29, 2009
				(commencement
				of operations)
			Year ended	through
	Three Months Ended March 31,		December 31,	December 31,
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(651,831)	$(1,352,933)	$(30,556,599)	$(956,205)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	914,783	1,078,437	3,986,441	718,958
Impairment loss	—	—	30,729,842	—
Changes in operating assets and liabilities:
Accounts receivable, net	(356,367)	(37,566)	(477,591)	(281,482)
Prepaid expenses	(48,366)	(25,254)	(112,820)	(41,048)
Inventory and other assets	32,717	22,661	(108,418)	(212,578)
Accounts payable	(80,910)	383,842	263,208	408,365
Accrued expenses	48,153	427,921	818,586	887,335
Advance Deposits	221,591	106,694	(22,337)	119,368

Net cash provided by operating activities	79,770	603,802	4,520,312	642,713

Cash flows from investing activities:
Additions to property and equipment	(26,129)	—	(30,798)	—
Restricted cash, net	(77,458)	(261,029)	(425,623)	(22,832)

Net cash used in investing activities	(103,587)	(261,029)	(456,421)	(22,832)

Cash flows from financing activities:
Contributions (distributions) to owner, net	(50,799)	(10,829)	(3,820,558)	34,481

Net change in cash and cash equivalents	(74,616)	331,944	243,333	654,362

Cash and cash equivalents:
Beginning of period	1,292,695	1,049,362	1,049,362	395,000

End of period	$1,218,079	$1,381,306	$1,292,695	$1,049,362

Supplemental disclosure of cash flow information — investing activities:
Property and equipment additions paid on behalf of Hotel by owner	$300,151	$770,480	$4,388,802	$1,896,641
See accompanying notes to financial statements.

W BOSTON HOTEL
Notes to Financial Statements
December 31, 2010 and 2009
(1)	Description of Business

The W Boston hotel is a full service 235-room hotel located at 100 Stuart Street, Boston, Massachusetts. SW Boston Hotel Venture, LLC (SW Boston), a Delaware limited liability company, developed the Hotel along with luxury condominium residences. The hotel occupies floors 1 to 15. Residential condominium units are located on floors 16 to 28. There is an underground parking garage and the Hotel includes a restaurant/bar and spa. The hotel, garage and residential condominium units are all elements of the 100 Stuart Street Primary Condominium (Primary Condominium). The Hotel (including the restaurant/bar and spa) represents the Commercial Unit and the garage is referred to as the Garage Unit. The master deed provides that the Commercial Unit and Garage Unit own undivided interests in the common elements of the Primary Condominium, such as the land parcel. Hereinafter, the Commercial and Garage Units are collectively referred to as the Hotel.

(2)	Basis of Accounting and Bankruptcy Proceeding

Construction was financed with a construction loan (see note 3) and completed in 2009. The Hotel commenced operations on October 29, 2009. The Hotel, garage and residential condominium elements of the Primary Condominium collateralize the construction loan. The construction loan had a maturity date of January 15, 2011. The construction loan agreement required that Net Proceeds, as defined, from the sale of condominium units would be directed to the lender for the payment of principal and interest. Additionally, the construction loan agreement required Additional Mandatory Principal Payments, as defined, at specified dates in 2010. Proceeds from the sale of condominium residences were lower than anticipated and the initial mandatory loan repayment provisions during 2010 were not met. SW Boston defaulted on certain of the loan provisions; and on April 28, 2010, SW Boston and certain of its affiliates filed voluntary petitions for relief pursuant to Chapter 11 of Title 11 of the United States Bankruptcy Code. Under Chapter 11, certain claims against SW Boston are stayed, and SW Boston has ongoing involvement with the project as a debtor and debtor-in-possession. The case is currently being administered by the United States Bankruptcy Court for the District of Massachusetts, Eastern Division.

These financial statements present the carve-out balance sheets, statement of operations and cash flows of the Hotel, not of a legal entity. Hotel liabilities presented herein are not subject to compromise under the bankruptcy proceedings of SW Boston and affiliates.

On March 28, 2011, Pebblebrook Hotel Trust (Pebblebrook) executed a purchase and sale agreement to acquire the Hotel for cash consideration of approximately $89.5 million. The purchase and sale agreement was approved by the bankruptcy court on May 24, 2011. Upon closing of the sale to Pebblebrook, the Hotel will be released from the bankruptcy proceedings. Closing is expected in June of 2011.

The accompanying financial statements have been prepared assuming that the Hotel will continue as a going concern. Because of the amount of the debt collateralized by the Hotel and the uncertainty surrounding the bankruptcy proceedings, there is substantial doubt as to the ability of the Hotel to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

W BOSTON HOTEL
Notes to Financial Statements
December 31, 2010 and 2009
The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Actual results could differ from those estimates.

The accompanying unaudited financial statements of the Hotel as of March 31, 2011 and for the three-month periods ended March 31, 2011 and 2010, have been prepared pursuant to the Securities and Exchange Commission (SEC) rules and regulations. All amounts included in the notes to the financial statements referring to March 31, 2011, and for the three-month periods ended March 31, 2011 and 2010, are unaudited. The accompanying financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

(3)	Summary of Accounting Policies
(a)	Cash and Cash Equivalents

Includes the Hotel’s operating cash accounts, which may include liquid temporary cash investments with maturities of three months or less at the date of purchase which are considered to be cash and cash equivalents.

(b)	Restricted Cash

Includes reserve accounts for replacement of furniture, fixture and equipment pursuant to provisions in the hotel management agreement.

(c)	Hotel Real Estate

Hotel real estate includes the Hotel’s undivided interest in the land parcel titled to the Primary Condominium, building and improvements, and hotel furniture, fixtures and equipment. Capitalized costs include all direct and indirect material and labor costs associated with the development of the project. Interest, property taxes and other similar costs were capitalized during the construction period.

SW Boston owned the land parcel underlying the development. The carrying value of the land included in hotel real estate is equal to the development cost of the Hotel divided by total development cost of the property times the carrying value of the land.

Building and improvements, furniture, fixtures, and equipment are stated at cost. The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred.

W BOSTON HOTEL
Notes to Financial Statements
December 31, 2010 and 2009
Building and improvements are depreciated over 40 years and hotel furniture, fixtures and equipment are depreciated over five years.

Hotel real estate is evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Hotel real estate was evaluated for impairment following the bankruptcy filing and impairment was indicated. The carrying value of the hotel real estate was reduced to the estimated fair value of the assets based on the purchase offer from Pebblebrook Hotel Trust, or $89.5 million.

(d)	Revenue Recognition

Hotel revenues are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other department revenues such as telephone and gift shop. Sales, use, occupancy and similar taxes are collected and presented on a net basis (excluded from revenues) on our statements of operations.

(e)	Accounts Receivable

Accounts receivable, which primarily represent amounts due from Hotel guests, are presented net of allowances, which were not material at December 31, 2010 and 2009.

Allowances for doubtful accounts were not material at March 31, 2011 and 2010.

(f)	Income Taxes

The Hotel is not directly subject to federal, state or local income taxes. However the owner of the Hotel is a limited liability company and may be subject to certain income taxes and the members of the limited liability company are responsible for reporting their share of taxable income or loss on their respective income tax returns.

W BOSTON HOTEL
Notes to Financial Statements
December 31, 2010 and 2009
(4)	Debt
SW Boston financed the development and construction of the project with lending arrangements described below. The Hotel is not a legal entity, yet serves as collateral for two loans. Additionally, cash flows from the sale of the residential condominium units and the unsold condominium unit inventory secure the two loans.

The provisions of the two loan agreements are disclosed for informational purposes. For purposes of the carve-out financial statements of the Hotel, no debt balances are allocated by SW Boston to the Hotel. Accordingly, no debt or accrued interest is presented on the balance sheet and no interest expense is reflected in the statements of operations. Interest expenses were capitalized as part of property costs during the development period of the Hotel and were considered owner equity contributions prior to commencement of operations.

(a)	Senior Construction Loan

On January 15, 2008, SW Boston entered into a $190.2 million construction loan agreement with Prudential Insurance Company of America, collateralized by the Hotel and other elements of the development project as well as certain property, guarantees, letters of credit issued, and other assets of SW Boston’s parent and other affiliated companies. SW Boston defaulted on the loan agreement in April 2010 and filed for bankruptcy protection.

The debt had outstanding principal balances of $151.5 million and $180.1 million at December 31, 2010 and 2009, respectively. Total accrued interest was $17.8 million and $1.5 million at December 31, 2010 and 2009, respectively. The loan maturity date was January 15, 2011. The loan has a fixed annual interest rate of 9.5% and a fixed annual interest rate of 14.5% during any default period. The loan agreement requires monthly interest payments throughout the loan term. Ninety-two percent of all net sales proceeds from condominium residence sales must be paid toward the principal balance at any time when the outstanding balance is greater than $67.5 million and at any time when the loan is in default. Additionally, scheduled mandatory principal reduction payments were required such that the outstanding debt balance was to be reduced to $160.9 million, $129.8 million, $98.6 million, and $67.5 million no later than 90, 180, 270, and 365 days, respectively, after substantial completion of the project, as defined, but no later than March 31, 2010, June 30, 2010, September 30, 2010 and December 30, 2010, respectively.

The debt had outstanding principal balances of $144.4 million and $188.5 million at March 31, 2011 and 2010, respectively. Total accrued interest was $23.9 million and $1.5 million at March 31, 2011 and 2010, respectively.

(b)	Second Subordinated Loan

On December 9, 2009, SW Boston entered into a second $10.5 million subordinated loan agreement with the City of Boston for development of the hotel spa, bar, and restaurant. SW Boston drew $10.5 million on the loan during 2010. The loan maturity date is December 9, 2019. The loan bears interest at a 5% current fixed rate with an additional 3% fixed rate, deferred at the borrower’s option and payable at maturity. Deferred interest balances bear interest at a 5% fixed rate. The loan is

W BOSTON HOTEL
Notes to Financial Statements
December 31, 2010 and 2009
collateralized by the development project as discussed above, guarantees from SW Boston’s parent and other affiliated companies, and a $4 million cash escrow account.

The loan agreement requires monthly payments of current interest expense throughout the loan term and monthly principal and interest payments beginning on the fifth anniversary of the loan based on a 20 year amortization schedule. SW Boston’s accrued interest expense was $358,458 at December 31, 2010. SW Boston paid $483,467 of cash for interest for the year ended December 31, 2010. As a result of filing for bankruptcy protection, SW Boston is in default under this debt agreement.

The debt had outstanding principal balances of $10.4 million and $10.5 million at March 31, 2011 and 2010, respectively. Total accrued interest was $437,208 and $193,667 at March 31, 2011 and 2010, respectively. SW Boston paid $133,260 of cash for interest for the three-month period ended March 31, 2011. No interest was paid for the three-month period ended March 31, 2010.
(5)	Litigation

The Hotel may from time to time be involved in litigation arising in the normal course of business, none of which is expected to have a material adverse effect on the Hotel’s financial position, results of operations or cash flows.

(6)	Management Agreement and Commitments

Hotel Management Agreement

Starwood Hotels and Resorts, Inc (Starwood) has been hired to manage the Hotel. The initial term is 20 years with one optional five year renewal term. The management agreement is subject to termination provisions. The agreement provides for payment of a base management fee calculated as 4% of gross operating revenue, as defined. The management agreement also provides for payment of an incentive management fee if certain performance thresholds are met calculated as 20% of the excess of net operating income over the owner’s priority return, as defined. Management fees of $788,963 and $80,594 were earned by Starwood for the year ended December 31, 2010 and the period from October 29, 2009 through December 31, 2009, respectively. Accrued management fees were $50,038 and $34,930 as of December 31, 2010 and December 31, 2009, respectively. No incentive fees were paid or payable as of or for the periods presented.

The management agreement also provides for other fees payable monthly to Starwood including sales and marketing, technology, reservations, and royalty program charges. Other fee expenses incurred pursuant to the management agreement were $1,542,854 and $182,536 for the year ended December 31, 2010 and the period from October 29, 2009 through December 31, 2009, respectively.

Management fees of $169,824 and $116,896 were earned by Starwood for the three-month periods ended March 31, 2011 and 2010, respectively. Accrued management fees were $78,522 and $50,879 as of March 31, 2011 and 2010, respectively. No incentive fees were paid or payable as of or for the periods presented.

W BOSTON HOTEL
Notes to Financial Statements
December 31, 2010 and 2009
Other fees payable to Starwood including sales and marketing, technology, reservations, and royalty program charges pursuant to the management agreement were $566,667 and $290,812 for the three-month periods ended March 31, 2011 and 2010, respectively.

The management agreement provides for monthly payments of cash into a reserve account for the replacement of furniture, fixtures, and equipment ranging from 2% of gross operating revenues, as defined, in year one to 5% of gross operating revenues, as defined, in years four through the end of the operating term.

Restaurant Management Agreement

Culinary Concepts (Boston), LLC (Culinary) has been hired to manage the Hotel restaurant/bar. The initial term is 15 years with one optional five year renewal term. The restaurant management agreement is subject to termination provisions. The agreement provides for payment of a monthly base management fee calculated as 6% of restaurant/bar gross operating revenue, as defined. The management agreement also provides for payment of a quarterly incentive management fee calculated as 20% of restaurant and lobby bar gross operating profit, as defined. The agreement also provides for payment of a monthly in room services fee calculated as 6% of in room services gross operating revenue, as defined. The agreement provides for a minimum management fee, including base, incentive and in room services fees, that ranges from $250,000 to $450,000 based on the term year and adjusted annually for prior year changes in Consumer Price Index and certain prior year performance metrics.

Restaurant management fees of $470,824 and $71,098 were earned by Culinary for the year ended December 31, 2010 and the period from October 29, 2009 through December 31, 2009, respectively. Accrued restaurant management fees were $60,227 and $72,264 as of December 31, 2010 and December 31, 2009, respectively.

Restaurant management fees of $87,559 and $121,540 were earned by Culinary for the three-month periods ended March 31, 2011 and 2010, respectively. Accrued restaurant management fees were $37,563 and $59,367 as of March 31, 2011 and 2010, respectively.

Spa Management Agreement

Starwood also manages the Hotel spa. The initial term of the spa management agreement began in August 2010 on the spa opening date and expires in October 2029 on the same date as the Starwood Hotel management agreement and has a renewal option consistent with the Hotel management agreement. The spa management agreement is subject to termination provisions. The agreement provides for payment of a monthly base management fee calculated as 4% of adjusted spa gross operating revenue, as defined. The management agreement also provides for payment of a monthly incentive management fee based on spa gross operating revenue, as defined. Spa management fees are calculated and paid as part of the base and incentive management fees paid pursuant to the Hotel management agreement.

Spa management fees of $21,077 were earned by Starwood for the year ended December 31, 2010. Accrued management fees were $4,684 as of December 31, 2010.

W BOSTON HOTEL
Notes to Financial Statements
December 31, 2010 and 2009
Spa management fees of $15,016 were earned by Starwood for the three-month period ended March 31, 2011. Accrued management fees were $5,005 as of March 31, 2011.

Store Management Agreement

Wink Retail Group, Inc (Wink) has been hired to manage the Hotel retail store. The initial term is five years with optional one year renewal terms after the initial term. The agreement provides for management fee $25,000 annually, payable to Wink in equal monthly installments. Retail store management fees of $25,000 and $4,375 were earned by Wink for the year ended December 31, 2010 and the period from October 29, 2009 through December 31, 2009, respectively. Accrued retail store management fees were $2,083 as of December 31, 2010 and 2009.

Retail store management fees of $6,250 and $6,250 were earned by Wink for the three-month periods ended March 31, 2011 and 2010, respectively. Accrued retail store management fees were $2,083 as of March 31, 2011 and 2010.

Garage Management Agreement

Ultimate Parking, LLC (Ultimate) has been hired to manage the Hotel parking garage. The initial term of the parking management agreement expires on December 31, 2013. The agreement provides for graduated management fees from $5,000 per month in the initial contract year to $6,000 per month in the final contract year. Parking management fees of $63,000 and $15,250 were earned by Ultimate for the year ended December 31, 2010 and the period from October 29, 2009 through December 31, 2009, respectively. Accrued parking management fees were $5,000 and $5,250 as of December 31, 2010 and 2009, respectively.

Parking management fees of $16,500 and $15,750 were earned by Ultimate for the three-month period ended March 31, 2011 and 2010, respectively. Accrued parking management fees were $5,500 and $5,250 as of March 31, 2011 and 2010, respectively.

(7)	Subsequent Events

The Hotel has evaluated the need for disclosures and/or adjustments resulting from subsequent events through May 26, 2011, the date the financial statements were available to be issued.

During 2011, employees at the Hotel voted to unionize the workforce. The owner and manager of the Hotel are in discussions with representatives for the workforce.

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF PEBBLEBROOK HOTEL TRUST
Pebblebrook Hotel Trust (the “Company”) completed its initial public offering and concurrent private placement of common shares of beneficial interest on December 14, 2009. The Company raised $379.6 million, net of underwriting discounts and offering costs. On July 28, 2010, the Company completed a follow-on offering of 19,550,000 common shares, including the underwriters’ overallotment of 2,550,000 common shares, at an offering price of $17.00 per share. The net proceeds to the Company, after underwriters’ discounts and offering costs, were $318.3 million. On March 11, 2011, the Company completed an offering of 5,000,000 7.875% Series A Cumulative Redeemable Preferred Shares at an offering price of $25.00 per share. The net proceeds to the Company, after underwriters’ discounts and offering costs, were $121.1 million. On April 6, 2011, the Company completed a follow-on offering of 10,925,000 common shares, including the underwriters’ overallotment of 1,425,000 common shares, at an offering price of $21.60 per share. The net proceeds to the Company, after underwriters’ discounts and offering costs, were $226.5 million.
On March 28, 2011, the Company, through a subsidiary, entered into an agreement to acquire the 235-room W Boston for $89.5 million from SW Boston Hotel Venture, LLC, an unaffiliated third party. The Company currently anticipates this transaction will close by June 30, 2011, subject to customary closing conditions.
The unaudited pro forma consolidated balance sheet as of March 31, 2011 includes the pro forma financial information as if the following acquisitions were acquired on March 31, 2011:
•	The Westin Gaslamp Quarter, San Diego, which was acquired on April 6, 2011;
•	Viceroy Miami which was acquired on May 26, 2011; and
•	The probable acquisition of the W Boston.
The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2011 includes the pro forma financial information as if the following acquisitions were acquired on January 1, 2010:
•	Argonaut Hotel San Francisco, which was acquired on February 16, 2011;
•	The Westin Gaslamp Quarter, San Diego, which was acquired on April 6, 2011;
•	Viceroy Miami which was acquired on May 26, 2011; and
•	The probable acquisition of the W Boston.
The unaudited pro forma consolidated statements of operations for the year ended December 31, 2010 includes the pro forma financial information as if the following acquisitions were acquired on January 1, 2010:
•	DoubleTree by Hilton Bethesda-Washington DC Hotel, Sir Francis Drake Hotel, InterContinental Buckhead Hotel, Hotel Monaco Washington DC, Skamania Lodge, Sheraton Delfina Santa Monica Hotel, Sofitel Philadelphia Hotel, which were each acquired during 2010;
•	Argonaut Hotel San Francisco, which was acquired on February 16, 2011;
•	The Westin Gaslamp Quarter, San Diego, which was acquired on April 6, 2011;
•	Viceroy Miami, which was acquired on May 26, 2011; and
•	The probable acquisition of the W Boston.
The unaudited pro forma financial information is provided for significant acquisitions. The Hotel Monaco Seattle (acquired on April 7, 2011) and Mondrian Los Angeles (acquired on May 3, 2011) were not significant acquisitions, therefore information is not included in the pro forma financial information.
The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming such transactions had been completed at the beginning of the periods presented, nor is it indicative of the results of operations for future periods. The unaudited pro forma financial information reflects the preliminary application of purchase accounting to the probable acquisition of the W Boston. The preliminary purchase accounting may be adjusted if any of the assumptions underlying the purchase accounting change. In management’s opinion, all adjustments necessary to reflect the effects of the significant acquisitions described above have been made. This unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Pebblebrook Hotel Trust
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2011
(in thousands, except share and per-share data)

		Completed Acquisitions		Probable Acquisition
	Historical	Acquisition of The
	Pebblebrook Hotel	Westin Gaslamp Quarter,	Acquisition of Viceroy		Pro Forma Pebblebrook
	Trust	San Diego (1)	Miami (2)	Acquisition of W Boston (3)	Hotel Trust
ASSETS
Investment in hotel properties, net	$688,365	$118,554	$36,500	$89,500	$932,919
Ground lease asset	10,666	—	—	—	10,666
Cash and cash equivalents	340,592	(117,793)	(33,894)	(90,100)	98,805
Restricted cash	6,215	—	—	—	6,215
Accounts receivable, net	8,162	—	—	—	8,162
Deferred financing costs, net	3,110	—	—	—	3,110
Prepaid expenses and other assets	23,220	459	238	—	23,917

Total assets	$1,080,330	$1,220	$2,844	$(600)	$1,083,794

LIABILITIES AND STOCKHOLDERS’ EQUITY
Senior secured credit facility	$—	$—	$—	$—	$—
Mortgage debt	252,390	—	—	—	252,390
Accounts payable and accrued expenses	16,773	464	3,232	—	20,469
Advance deposits	3,173	896	112	—	4,181
Accrued interest	859	—	—	—	859
Distribution payable	5,445	—	—	—	5,445

Total liabilities	278,640	1,360	3,344	—	283,344
Commitments and contingencies
Shareholders’ equity:
Preferred shares of beneficial interest, stated at liquidation preference $25 per share, $0.01 par value; 100,000,000 shares authorized; 5,000,000 shares issued and outstanding	125,000	—	—	—	125,000
Common shares of beneficial interest, $0.01 par value; 500,000,000 shares authorized; 39,846,355 and 39,839,859 shares issued and outstanding	398	—	—	—	398
Treasury shares	(140)	—	—	—	(140)
Additional paid-in capital	694,477	—	—	—	694,477
Accumulated deficit and distributions	(19,964)	(140)	(500)	(600)	(21,204)

Total shareholders’ equity	799,771	(140)	(500)	(600)	798,531

Non-controlling interest	1,919	—	—	—	1,919
Total equity	801,690	(140)	(500)	(600)	800,450

Total liabilities and equity	$1,080,330	$1,220	$2,844	$(600)	$1,083,794

Footnotes:

(1)	Reflects the acquisition of The Westin Gaslamp Quarter, San Diego as if it had occurred on March 31, 2011. The property was undergoing a renovation project and the Company reimbursed the seller approximately $8,554 for the renovations costs incurred and paid by the seller through the date of closing. Subsequent to the closing, the Company will fund all remaining renovation costs. The pro forma adjustment reflects the following estimates: Purchase of land, building and furniture, fixtures and equipment of $118,554; Cash paid of $140 for hotel acquisition costs incurred subsequent to March 31, 2011; and Net working capital of ($901).

(2)	Reflects the acquisition of Viceroy Miami as if it had occurred on March 31, 2011 for $36,500. The pro forma adjustment reflects the following estimates: Purchase of land, building and furniture, fixtures and equipment of $36,500; Key money received from Viceroy Hotel Group to enter into a new hotel management contract of $3,000; Cash paid of $500 for hotel acquisition costs; and Net working capital of $27.

(3)	Reflects the probable acquisition of W Boston as if it had occurred on March 31, 2011 for $89,500. The acquisition, if consummated, will be funded with available cash. The pro forma adjustment reflects the following estimates: Purchase of land, building, and furniture, fixtures, and equipment of $89,500 and estimated hotel acquisition costs of $600.

Pebblebrook Hotel Trust
Unaudited Pro Forma Income Statement
For the three months ended March 31, 2011
(in thousands, except share and per-share data)

								Probable
		Completed Acquisitions						Acquisition
			Acquisition of The
	Historical	Acquisition of	Westin Gaslamp				Pro Forma Pebblebrook				Pro Forma
	Pebblebrook	Argonaut Hotel San	Quarter,	Acquisition of Viceroy	ProForma		Hotel Trust before	Acquisition of W	Pro Forma		Pebblebrook
	Hotel Trust	Francisco (1)	San Diego (2)	Miami (3)	Adjustments		probable acquisitions	Boston (9)	Adjustments		Hotel Trust
REVENUE
Room	$25,559	$976	$4,010	$2,590	$—		$33,135	$3,436	$—		$36,571
Food and beverage	14,787	330	2,268	1,886	—		19,271	2,090	—		21,361
Other operating department	2,319	78	395	524	—		3,316	822	—		4,138

Total revenues	42,665	1,384	6,673	5,000	—		55,722	6,348	—		62,070

EXPENSES
Hotel operating expenses:
Room	7,641	347	1,129	770	—		9,887	942	—		10,829
Food and beverage	10,860	270	1,477	1,589	—		14,196	1,943	—		16,139
Other direct expenses	1,161	37	167	105	—		1,470	703	—		2,173
Other indirect expenses	13,076	405	1,666	2,100	58	(4)	17,305	2,068	—		19,373

Total hotel operating expenses	32,738	1,059	4,439	4,564	58		42,858	5,656	—		48,514

Depreciation and amortization	4,797	—	—	335	1,496	(5)	6,628	915	(277	)(5)	7,266
Real estate taxes, personal property taxes & insurance	1,923	92	326	175	—		2,516	429	—		2,945
Impairment of hotel properties	—	—	—	384	(384	)(8)	—	—	—		—
Ground rent	246	108	—	—	—		354	—	—		354
General and administrative	2,286	—	—	—	—		2,286	—	—		2,286
Acquisition transaction costs	1,726	—	—	—	640	(6)	2,366	—	600	(6)	2,966

Total operating expenses	43,716	1,259	4,765	5,458	1,810		57,008	7,000	323		64,331

Operating income (loss)	(1,051)	125	1,908	(458)	(1,810)		(1,286)	(652)	(323)		(2,261)
Interest income	473	—	—	—	—		473	—	—		473
Interest expense	(2,856)	(208)	—	—	—		(3,064)	—	—		(3,064)

Income (loss) before income taxes	(3,434)	(83)	1,908	(458)	(1,810)		(3,877)	(652)	(323)		(4,852)
Income tax benefit (expense)	390	—	—		(104)	(7)	286	—	(51)	(7)	235

Net income (loss)	(3,044)	(83)	1,908	(458)	(1,914)		(3,591)	(652)	(374)		(4,617)
Distributions to preferred shareholders	(547)	—	—	—	—		(547)	—	—		(547)

Net loss attributable to common shareholders	$(3,591)	$(83)	$1,908	$(458)	$(1,914)		$(4,138)	$(652)	$(374)		$(5,164)

(Loss) income per common share, basic and diluted	$(0.09)										$(0.13)

Weighted average number of common shares, basic and diluted	39,827,551										39,827,551

Footnotes:

(1)	Reflects the historical unaudited statement of operations of the Argonaut Hotel San Francisco from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(2)	Reflects the historical unaudited statement of operations of The Westin Gaslamp Quarter, San Diego for the three months ended March 31, 2011.

(3)	Reflects the historical unaudited statement of operations of Viceroy Miami for the three months ended March 31, 2011.

(4)	Reflects adjustment to record management fee for The Westin Gaslamp Quarter, San Diego as no such fees are included in the historical amount presented because this hotel was previously self-managed. Also included is the amortization of key money received for Viceroy Miami.

(5)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and the probable acquisition and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.

(6)	Reflects acquisition costs for the acquisitions of The Westin Gaslamp Quarter, San Diego, Viceroy Miami, and W Boston.

(7)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the completed and probable hotel acquisitions. The pro forma income tax was calculated using the Company’s taxable REIT subsidiary’s estimated effective tax rate of 40%.

(8)	Reflects adjustment for impairment of hotel real estate recognized in the financial statements for the quarter ending March 31, 2011.

(9)	Reflects the historical unaudited statement of operations of the W Boston for the three months ended March 31, 2011.

Pebblebrook Hotel Trust
Unaudited Pro Forma Income Statement
For the twelve months ended December 31, 2010
(in thousands, except share and per-share data)

		Completed Acquisitions													Probable Acquisition
														Pro Forma
		Acquisition of								Acquisition of				Pebblebrook
		DoubleTree by		Acquisition of	Acquisition of		Acquisition of	Acquisition of		The Westin				Hotel Trust
	Historical	Hilton Bethesda-	Acquisition of	InterContinental	Hotel Monaco		Sheraton Delfina	Sofitel	Acquisition of	Gaslamp	Acquisition of			before				Pro Forma
	Pebblebrook	Washington DC	Sir Francis	Buckhead Hotel	Washington DC	Acquisition of	Santa Monica	Philadelphia	Argonaut Hotel	Quarter, San	Viceroy Miami	ProForma		probable	Acquisition of W	Pro Forma		Pebblebrook
	Hotel Trust	Hotel(1)	Drake Hotel(2)	(3)	(4)	Skamania Lodge (5)	Hotel (6)	Hotel (7)	San Francisco (8)	Diego (9)	(10)	Adjustments		acquisition	Boston (18)	Adjustments		Hotel Trust
REVENUE
Room	$32,804	$4,404	$7,184	$8,639	$9,021	$6,919	$15,348	$13,007	$14,777	$18,509	$7,556	$—		$138,168	$15,719	$—		$153,887
Food and beverage	21,984	1,593	6,639	6,709	4,618	8,028	3,331	5,298	4,849	7,134	6,765	—		76,948	9,636	—		86,584
Other operating department	2,973	233	1,039	1,029	425	2,211	1,156	1,066	918	2,033	511	—		13,594	2,002	—		15,596

Total revenues	57,761	6,230	14,862	16,377	14,064	17,158	19,835	19,371	20,544	27,676	14,832	—		228,710	27,357	—		256,067

EXPENSES
Hotel operating expenses:
Room	9,718	854	3,320	2,552	2,304	1,714	3,518	3,902	4,296	4,461	2,884	11	(11)	39,534	3,972	—		43,506
Food and beverage	15,113	1,122	5,144	4,101	3,330	5,258	3,015	4,471	3,370	5,037	6,225	—		56,186	8,437	—		64,623
Other direct expenses	1,288	150	557	304	304	1,280	679	884	408	832	294	—		6,980	1,735	—		8,715
Other indirect expenses	16,724	2,162	4,437	3,624	4,261	3,985	6,858	5,208	4,820	6,828	5,605	705	(11)	65,217	8,071	—		73,288

Total hotel operating expenses	42,843	4,288	13,458	10,581	10,199	12,237	14,070	14,465	12,894	17,158	15,008	716		167,917	22,215	—		190,132

Depreciation and amortization	5,776	—	—	1,988	491	—	—	—	1,124	3,644	1,326	9,025	(12)	23,374	3,986	(1,434	)(12)	25,926
Real estate taxes, personal property taxes & insurance	2,220	225	752	783	284	526	838	857	1,115	1,262	517	—		9,379	983	—		10,362
Impairment of hotel properties	—	—	—	—	—	—	—	—	—	—	—	—		—	30,730	(30,730	)(19)	—
Ground rent	124	—	—	—	212	—	—	—	1,393	—	—	340	(13)	2,069	—	—		2,069
General and administrative	8,319	—	—	—	—	—	—	—	—	—	—			8,319	—	—		8,319
Acquisition transaction costs	6,581	—	—	—	—	—	—	—	—	—	—	2,020	(14)	8,601	—	600	(14)	9,201

Total operating expenses	65,863	4,513	14,210	13,352	11,186	12,763	14,908	15,322	16,526	22,064	16,851	12,101		219,659	57,914	(31,564)		246,009

Operating income (loss)	(8,102)	1,717	652	3,025	2,878	4,395	4,927	4,049	4,018	5,612	(2,019)	(12,101)		9,051	(30,557)	31,564		10,058
Interest income	3,020	—	—	—	—	—	—	—	—	—	—	(3,020	)(15)	—	—	—		—
Interest expense	(1,640)	—	(805)	—	(1,430)	—	—	—	(2,449)	—	—	103	(16)	(6,221)	—	—		(6,221)

Income (loss) before income taxes	(6,722)	1,717	(153)	3,025	1,448	4,395	4,927	4,049	1,569	5,612	(2,019)	(15,018)		2,830	(30,557)	31,564		3,837

Income tax benefit (expense)	80	—	—	—	—	—	—	—	—	—		(1,368	)(17)	(1,288)	—	(219	)(17)	(1,507)

Net income (loss)	$(6,642)	$1,717	$(153)	$3,025	$1,448	$4,395	$4,927	$4,049	$1,569	$5,612	$(2,019)	$(16,386)		$1,542	$(30,557)	$31,345		$2,331

(Loss) income per common share, basic and diluted	$(0.23)																	$0.06

Weighted average number of common shares, basic and diluted	28,669,851																(20)	39,810,590

Footnotes:

(1)	Reflects the historical unaudited statement of operations of the DoubleTree by Hilton Bethesda-Washington DC Hotel from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(2)	Reflects the historical unaudited statement of operations of the Sir Francis Drake Hotel from the beginning of the period presented through the date of acquistion. The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(3)	Reflects the historical unaudited statement of operations of the InterContinental Buckhead Hotel from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(4)	Reflects the historical unaudited statement of operations of the Hotel Monaco Washington DC from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(5)	Reflects the historical unaudited statement of operations of the Skamania Lodge from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(6)	Reflects the historical unaudited statement of operations of the Sheraton Delfina Santa Monica Hotel from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(7)	Reflects the historical unaudited statement of operations of the Sofitel Philadelphia Hotel from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(8)	Reflects the historical unaudited statement of operations of the Argonaut Hotel San Francisco for the year ended December 31, 2010.

(9)	Reflects the historical audited statement of operations of The Westin Gaslamp Quarter, San Diego for the year ended December 31, 2010.

(10)	Reflects the historical audited statement of operations of Viceroy Miami for the year ended December 31, 2010.

(11)	Reflects adjustment to record management fee and related costs for the InterContinental Buckhead Hotel and The Westin Gaslamp Quarter, San Diego as no such fees or costs are included in the historical amounts presented because these hotels were previously self-managed. Also included is the amortization of key money received for Viceroy Miami.

(12)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired and to be acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.

(13)	Reflects adjustment to include additional ground rent expense and amortize the ground lease intangible asset associated with the Hotel Monaco Washington DC.

(14)	Reflects acquisition costs for the acquisitions of the Argonaut Hotel San Francisco, The Westin Gaslamp Quarter, San Diego, Viceroy Miami, and W Boston.

(15)	Reflects removal of historical interest income associated with a reduction in cash invested in interest bearing accounts in conjunction with the completed acquisitions and the probable acquisition.

(16)	Reflects removal of historical interest expense associated with debt which was not assumed in conjunction with the acquisition of the Sir Francis Drake Hotel and adjustment to include interest expense for the Sofitel Philadelphia Hotel where the Company assumed the debt .

(17)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the completed and probable acquisitions. The pro forma income tax was calculated using the Company’s taxable REIT subsidiary’s estimated effective tax rate of 40%.

(18)	Reflects the historical audited statement of operations of W Boston for the year ended December 31, 2010.

(19)	Reflects removal of an impairment charge recognized in the 2010 historical financial statements to reduce the carrying value of the hotel asset to its estimated fair value.

(20)	Reflects number of common shares issued and outstanding as if the Company’s secondary offering had occurred on January 1, 2010.